UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2007

URON INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-52015	47-0848102
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9449 Science Center Drive
New Hope, MN 55428
(Address of principal executive offices)

(763) 504-3000
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

On November 29, 2007, URON Inc. (the “Company”) entered into a Subscription Agreement with Mr. Christopher Larson, who was appointed as the Company’s new Chief Executive Officer on the same date. Under the Subscription Agreement, Mr. Larson has the right to purchase 1,071,875 shares of the Company’s common stock for an aggregate purchase price of $500,000 (equating to a per-share purchase price of $0.466). The Subscription Agreement contains customary terms, conditions and representations and warranties, in addition to a provision whereby the shares purchased pursuant to the Subscription Agreement will not be affected by any stock combination effected by the Company in connection with a strategic transaction with Wyoming Financial Lenders, Inc.

Also on November 29, 2007, the Company entered into various stock option agreements with executive and non-executive management personnel. In total, the Company entered into stock option agreements with nine persons, obligating the Company to issue up to a maximum aggregate of 1,575,000 shares of common stock at the per-share price of $0.01. Among the optionees, the Company entered into stock option agreements with Messrs. Steven Staehr and John Quandahl, whom the Company’s board of directors respectively appointed as Chief Financial Officer and Chief Operating Officer on the same date. Under their respective stock option agreements, Mr. Staehr has the right to purchase 550,000 shares and Mr. Quandahl has the right to purchase 400,000 shares.

The options granted pursuant to the stock option agreements are not vested, and vest only in the event that, and are exercisable only at the time that, the Company engages in a change in control (as defined in such agreements). Like the above-described Subscription Agreement, the stock option agreements contain customary terms, conditions and representations and warranties, in addition to a provision whereby the shares purchased pursuant to the stock option agreements will not be affected by any stock combination effected by the Company in connection with a strategic transaction with Wyoming Financial Lenders, Inc. Simultaneously, the Company issued a contingent warrant to Lantern Advisers, LLC, a Minnesota limited liability company, for the purchase of up to 400,000 shares of common stock at the per-share price of $0.01. Like the stock option agreements, the warrant issued to Lantern Advisers is not vested, and will vest and be excercisable only at the time of a change in control (as defined in such warrant). In addition, the warrant contains customary terms, conditions and representations and warranties, as well as a provision whereby the shares purchased pursuant to the warrant will not be affected by any stock combination effected by the Company in connection with a strategic transaction with Wyoming Financial Lenders, Inc.

Item 1.01. Termination of a Material Definitive Agreement.

On November 29, 2007, the Company entered into a letter agreement with Mr. Donald Miller pursuant to which the Company’s Employment Agreement with Mr. Miller, dated as of February 13, 2007, was terminated, and Mr. Miller resigned his position as the Company’s Chief Executive Officer. Neither the termination of the Employment Agreement nor the corresponding resignation affected Mr. Miller’s position as a director of the Company.

Item 3.02. Unregistered Sales of Equity Securities.

On November 29, 2007, the Company entered into a Subscription Agreement, and several stock option agreements and contingent warrants, all as described in Item 1.01 above, the disclosures under which are incorporated herein by this reference. All of the securities offered and sold in such transactions were offered and sold in reliance on the private placement exemption from registration under Section 4(2) of the Securities Act of 1933, including Rule 506 promulgated under Section 4(2). The Company relied on this exemption based on the fact that (i) there were a limited number of recipients of such securities, (ii) all such investors were accredited investors or otherwise, either alone or through a purchaser representative, had knowledge and experience in financial and business matters such that each was capable of evaluating the risks of the investment, and (iii) the Company had obtained representations from the investors indicating that they were purchasing for investment only. The securities offered and sold in the reported transactions are not registered under the Securities Act, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure about the reported transactions contained herein does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 29, 2007, Mr. Donald Miller resigned his position as the Company’s Chief Executive Officer. On the same day, the Company appointed Mr. Christopher Larson as the Company’s new Chief Executive Officer and President; Mr. Steven Staehr as the Company’s new Chief Financial Officer; and Mr. John Quandahl as the Company’s Chief Operating Officer.

Mr. Chris Larson co-founded and acted as Chief Financial Officer of Cash Systems, Inc., a NASDAQ traded (symbol: CKNN) financial services company involved in the casino gaming industry from 1999 to 2005.  Chris also served on the board of directors of Cash Systems from 2001 to 2006. Cash Systems was taken public via a reverse merger and during Chris’ tenure the company experienced revenue growth from $600,000 to $120,000,000 annually.

Mr. Steve Staehr was previously employed by Cash Systems, Inc. as its corporate controller, where he was responsible for all aspects of financial accounting and SEC reporting for the company. Steve has also held high-level financial executive positions with several other large companies, most notably with: Encore Productions, Inc.; Mirage Resorts, Inc.; Boyd Gaming Corporation; Caesars World, Inc.; and, Deloitte & Touche LLP. Mr. Staehr was the corporate controller for Boyd Gaming during its initial public offering. Mr. Staehr is a licensed certified public accountant in the states of California and Nevada, and a member of the American Institute of Certified Public Accountants

Mr. John Quandahl, the Company’s new Chief Financial Officer, currently also serves as the President of Wyoming Financial Lenders, Inc., a position he has held since 2007. From 2005 until joining Wyoming Financial Lenders, Mr. Quandahl was the President of Houlton Enterprises, Inc., and prior to that served as that corporation’s Chief Operating Officer from 1999 until 2004. Mr. Quandahl was the controller as Silverston Group, Inc., from 1993 until 1998, and before that began his career at the Nebraska Department of Revenue as tax auditor in 1989. Mr. Quandahl is a certified public accountant and earned a degree in accounting from the University of Nebraska - Lincoln.

The disclosures relating to the agreements which the Company has entered into with eaceh of Messrs. Larson, Staehr and Quandahl, contained in Item 1.01 above, are incorporated herein by this reference.

Item 8.01. Other Events.

Effective November 29, 2007, the Company’s board of directors approved a stock combination (i.e., reverse stock split) to its outstanding capital stock (and authorized capital stock) on a 1-for-10 share basis; subject, however, to the Company completing a strategic agreement with Wyoming Financial Lenders, Inc. and the filing of articles of amendment with the Minnesota Secretary of State.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URON Inc.

Date: December 4, 2007	By:	/s/ Christopher Larson
Christopher Larson
Chief Executive Officer